UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 17, 2010

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2010, Carmike Cinemas, Inc. (the “Company”) held its annual meeting of stockholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The following matters were submitted to a vote of the stockholders.

Votes regarding the election of seven directors to serve for the ensuing year or until their successors are duly elected and have qualified were as follows:

Name	For	Withheld	Broker Non-Votes
Jeffrey W. Berkman	9,327,721	1,253,929	1,195,221
James A. Fleming	9,230,919	1,350,731	1,195,221
Alan J. Hirschfield	9,325,553	1,256,097	1,195,221
S. David Passman III	9,210,679	1,370,971	1,195,221
Roland C. Smith	9,229,219	1,352,431	1,195,221
Fred W. Van Noy	9,210,573	1,371,077	1,195,221
Patricia A. Wilson	9,229,218	1,352,432	1,195,221

Votes on a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 20 million to 35 million shares were as follows:

For	Against	Abstentions	Broker Non-Votes
9,207,237	2,554,712	14,922	—

Votes on a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 were as follows:

For	Against	Abstentions	Broker Non-Votes
11,755,743	3,383	17,745	—

Item 8.01	Other Events.

As described above, on May 17, 2010, the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 20 million to 35 million. The Amendment was filed with the Delaware Secretary of State on May 19, 2010. The Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Carmike Cinemas, Inc., dated May 19, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: May 20, 2010	By:	/s/ Lee Champion
Lee Champion
Senior Vice President—General Counsel and Secretary